Exhibit 99.1

Greg Parker
Investor Relations
210.220.5632
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
July 27, 2017

CULLEN/FROST REPORTS SECOND QUARTER RESULTS
Board declares third quarter dividend on common and preferred stock

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported second quarter 2017 results. The company’s net income available to common shareholders for the second quarter of 2017 was $83.5 million, compared to $69.5 million in the second quarter of 2016, an increase of 20.2 percent. On a per-share basis, net income was $1.29 per diluted common share, compared to $1.11 per diluted common share reported a year earlier. Returns on average assets and common equity were 1.11 percent and 11.07 percent, respectively, compared to 0.99 percent and 9.70 percent, respectively, for the same period a year earlier.

For the second quarter of 2017, net interest income on a taxable-equivalent basis increased 12.1 percent to $258.0 million, compared to $230.2 million reported for the same quarter of 2016. Average loans for the second quarter of 2017 increased $737.6 million, or 6.4 percent, to $12.3 billion, from the $11.5 billion reported for the second quarter a year earlier. Average deposits for the quarter were $25.7 billion compared to $24.0 billion reported for last year's second quarter, an increase of 6.8 percent.

“We continue to benefit from increases in loan volumes throughout our portfolio, and we're well-positioned as interest rates rise,” said Cullen/Frost Chairman and CEO Phil Green.

“We continue to build momentum and we are expanding our presence in Texas,” Green said. “In the last part of the second quarter, we opened a new financial center in the Houston region, and we've opened another financial center in the Tarrant County region already in the third quarter.

“Along with this growth, we've never lost sight of the ideals that made us successful,” Green said. “In April, we increased our dividend by 3 cents to 57 cents per share, marking the 24th consecutive year of dividend increases. For the eighth consecutive year, Frost received the highest ranking in customer satisfaction among Texas banks in the J.D. Power U.S. Retail Banking Satisfaction Study. In the American Banker/Reputation Institute annual bank survey, Frost once again placed in the top five in the country in overall reputation rankings. That shows the commitment that Frost and our Frost bankers have made to providing high quality customer service.”

For the first six months of 2017, net income available to common shareholders was $166.5 million, or $2.57 per diluted common share, compared to $136.3 million, or $2.19 per diluted common share, for the first six months of 2016. Returns on average assets and average common equity for the first six months of 2017 were 1.11 percent and 11.31 percent, respectively, compared to 0.97 percent and 9.63 percent for the same period in 2016.

Noted financial data for the second quarter of 2017 follows:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the second quarter of 2017 were 12.81 percent, 13.59 percent and 15.65 percent, respectively, and continue to be in excess of well-capitalized levels. Current capital ratios exceed Basel III fully phased-in requirements.

•
Net-interest income on a taxable equivalent basis for the second quarter of 2017 totaled $258.0 million, an increase of 12.1 percent, compared to $230.2 million for the same period a year ago. This increase is mainly due to an increase in the volume of earning assets in both loans and securities, combined with higher yields on loans and cash balances that we maintain at the Federal Reserve. The net interest margin was 3.70 percent for the second quarter of 2017, an increase over the 3.57 percent reported for the second quarter of 2016 and 3.64 percent for the first quarter of 2017. The increase in the net interest margin compared to a year ago was primarily driven by an increase in the yield on earning assets.

•
Non-interest income for the second quarter of 2017 totaled $81.1 million, an increase of $3.1 million, or 3.9 percent, compared to $78.0 million reported for the second quarter of 2016. This increase resulted primarily from trust and investment management fees which were $27.7 million, up $1.7 million, or 6.6 percent, from the second quarter of 2016. Investment fees were up $1.6 million, or 7.7 percent. The increase in investment fees was due to higher average equity valuations. Service charges on deposit accounts were $21.2 million up $1.3 million, or 6.7 percent.

•
Non-interest expense was $188.1 million for the second quarter of 2017, up $8.6 million, or 4.8 percent, compared to the $179.4 million reported for the second quarter a year earlier. Total salaries rose $2.9 million, or 3.7 percent, to $81.0 million, and were impacted by normal annual merit and market increases combined with increases in the number of employees. Employee benefits were up $486,000, or 2.7 percent. Net occupancy expense rose $911,000, or 5.0 percent, mostly due to increases in lease expense. Deposit insurance expense was up $1.4 million from last year's second quarter, to $5.6 million. This increase was primarily due to an increase in the assessment rate impacted by a new surcharge as well as an increase in assets. Other expense was up $2.9 million, or 6.7 percent, with most of the increase resulting from check card related fraud losses, up by $1.4 million. In addition, advertising expense was up $577,000 and outside computer services were up $535,000.

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For the second quarter of 2017, the provision for loan losses was $8.4 million, and net charge-offs were $11.9 million. That compares with $8.0 million and $7.9 million, respectively, for the first quarter of 2017. For the second quarter of 2016, the provision for loan losses was $9.2 million, and net charge-offs were $21.4 million. The allowance for loan losses as a percentage of total loans was 1.20 percent at June 30, 2017, compared to 1.29 percent at the end of the second quarter of 2016 and 1.26 percent at the end of the first quarter of 2017. Non-performing assets were $90.2 million at the end of the second quarter of 2017, compared to $89.5 million at the end of the second quarter of 2016 and $118.2 million at the end of the first quarter of 2017.

In addition, the Cullen/Frost board today declared a third-quarter cash dividend of $.57 per common share, payable September 15, 2017 to shareholders of record on August 31 of this year. The board of directors also declared a cash dividend of $.3359375 per share of the Noncumulative Perpetual Preferred Stock, Series A, which is traded on the NYSE under the symbol “CFR PrA.” The Series A Preferred Stock dividend is also payable on September 15, 2017, to shareholders of record on August 31 of this year.

Cullen/Frost Bankers, Inc. will host a conference call on Thursday, July 27, 2017, at 10 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-800-944-6430. Digital playback of the conference call will be available after 2 p.m. CT until midnight Sunday, July 30, 2017 at 855-859-2056 with Conference ID # of 52323043. The call will also be available by webcast at the URL listed below and available for playback after 2 p.m. CT. After entering the Web site, www.frostbank.com, scroll down to the bottom of the home page. Under Company Information, click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $30.2 billion in assets at June 30, 2017. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	Our ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2017		2016
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr(2)
CONDENSED INCOME STATEMENTS
Net interest income	$214,788	$208,509	$201,603	$194,507	$190,502
Net interest income (1)	258,020	252,393	244,961	235,665	230,158
Provision for loan losses	8,426	7,952	8,939	5,045	9,189
Non-interest income:
Trust and investment management fees	27,727	26,470	26,434	26,451	26,021
Service charges on deposit accounts	21,198	20,769	20,434	20,540	19,865
Insurance commissions and fees	9,728	13,821	11,342	11,029	9,360
Interchange and debit card transaction fees	5,692	5,574	5,531	5,435	5,381
Other charges, commissions and fees	9,898	9,592	9,798	10,703	10,069
Net gain (loss) on securities transactions	(50)	—	109	(37)	—
Other	6,887	7,474	19,786	7,993	7,321
Total non-interest income	81,080	83,700	93,434	82,114	78,017

Non-interest expense:
Salaries and wages	80,995	82,512	81,851	79,411	78,106
Employee benefits	18,198	21,625	16,754	17,844	17,712
Net occupancy	19,153	19,237	17,996	18,202	18,242
Furniture and equipment	18,250	17,990	17,734	17,979	17,978
Deposit insurance	5,570	4,915	5,016	4,558	4,197
Intangible amortization	438	458	560	586	619
Other	45,447	41,178	53,940	41,925	42,591
Total non-interest expense	188,051	187,915	193,851	180,505	179,445
Income before income taxes	99,391	96,342	92,247	91,071	79,885
Income taxes	13,838	11,401	8,528	10,852	8,378
Net income	85,553	84,941	83,719	80,219	71,507
Preferred stock dividends	2,015	2,016	2,016	2,016	2,015
Net income available to common shareholders	$83,538	$82,925	$81,703	$78,203	$69,492

PER COMMON SHARE DATA
Earnings per common share - basic	$1.30	$1.29	$1.29	$1.24	$1.12
Earnings per common share - diluted	1.29	1.28	1.28	1.24	1.11
Cash dividends per common share	0.57	0.54	0.54	0.54	0.54
Book value per common share at end of quarter	47.95	46.20	45.03	47.98	48.22

OUTSTANDING COMMON SHARES
Period-end common shares	64,226	63,916	63,474	62,891	62,049
Weighted-average common shares - basic	64,061	63,738	63,157	62,450	61,960
Dilutive effect of stock compensation	974	999	881	691	497
Weighted-average common shares - diluted	65,035	64,737	64,038	63,141	62,457

SELECTED ANNUALIZED RATIOS
Return on average assets	1.11%	1.12%	1.09%	1.07%	0.99%
Return on average common equity	11.07	11.55	11.03	10.31	9.70
Net interest income to average earning assets (1)	3.70	3.64	3.55	3.53	3.57

(1) Taxable-equivalent basis assuming a 35% tax rate
(2) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the early adoption of a new accounting standard which requires all income tax effects related to settlements of share-based payment awards be reported in earnings as an increase or decrease to income tax expense.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2017		2016
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$12,275	$12,090	$11,726	$11,457	$11,537
Earning assets	28,064	28,007	27,677	27,051	26,183
Total assets	30,124	30,144	29,835	29,132	28,240
Non-interest-bearing demand deposits	10,694	10,726	10,454	10,002	9,617
Interest-bearing deposits	14,967	15,095	14,952	14,650	14,405
Total deposits	25,661	25,821	25,406	24,652	24,022
Shareholders' equity	3,172	3,055	3,091	3,161	3,025

Period-End Balance:
Loans	$12,512	$12,186	$11,975	$11,581	$11,584
Earning assets	28,084	28,475	28,025	27,466	26,789
Goodwill and intangible assets	661	661	662	662	662
Total assets	30,206	30,525	30,196	29,603	28,976
Total deposits	25,614	26,142	25,812	25,108	24,287
Shareholders' equity	3,224	3,097	3,003	3,162	3,137
Adjusted shareholders' equity (1)	3,173	3,103	3,027	2,946	2,855

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$149,558	$153,056	$153,045	$149,773	$149,714
As a percentage of period-end loans	1.20%	1.26%	1.28%	1.29%	1.29%

Net charge-offs:	$11,924	$7,941	$5,667	$4,986	$21,355
Annualized as a percentage of average loans	0.39%	0.27%	0.19%	0.17%	0.74%

Non-performing assets:
Non-accrual loans	$86,413	$116,176	$100,151	$96,833	$85,130
Restructured loans	1,696	—	—	1,946	1,946
Foreclosed assets	2,041	2,042	2,440	2,158	2,375
Total	$90,150	$118,218	$102,591	$100,937	$89,451
As a percentage of:
Total loans and foreclosed assets	0.72%	0.97%	0.86%	0.87%	0.77%
Total assets	0.30	0.39	0.34	0.34	0.31

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.81%	12.71%	12.52%	12.40%	11.90%
Tier 1 Risk-Based Capital Ratio	13.59	13.50	13.33	13.24	12.73
Total Risk-Based Capital Ratio	15.65	15.62	14.93	14.86	14.36
Leverage Ratio	8.61	8.34	8.14	8.18	8.13
Equity to Assets Ratio (period-end)	10.67	10.15	9.94	10.68	10.82
Equity to Assets Ratio (average)	10.53	10.14	10.36	10.85	10.71

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Six Months Ended
	June 30,
	2017	2016
CONDENSED INCOME STATEMENTS

Net interest income	$423,297	$380,226
Net interest income (1)	510,413	459,331
Provision for loan losses	16,378	37,689
Non-interest income:
Trust and investment management fees	54,197	51,355
Service charges on deposit accounts	41,967	40,229
Insurance commissions and fees	23,549	24,783
Interchange and debit card transaction fees	11,266	10,403
Other charges, commissions and fees	19,490	19,122
Net gain (loss) on securities transactions	(50)	14,903
Other	14,361	13,365
Total non-interest income	164,780	174,160

Non-interest expense:
Salaries and wages	163,507	157,403
Employee benefits	39,823	38,017
Net occupancy	38,390	35,429
Furniture and equipment	36,240	35,495
Deposit insurance	10,485	7,854
Intangible amortization	896	1,283
Other	86,625	83,123
Total non-interest expense	375,966	358,604
Income before income taxes	195,733	158,093
Income taxes	25,239	17,770
Net income	170,494	140,323
Preferred stock dividends	4,031	4,031
Net income available to common shareholders	$166,463	$136,292

PER COMMON SHARE DATA
Earnings per common share - basic	$2.59	$2.19
Earnings per common share - diluted	2.57	2.19
Cash dividends per common share	1.11	1.07
Book value per common share at end of quarter	47.95	48.22

OUTSTANDING COMMON SHARES
Period-end common shares	64,226	62,049
Weighted-average common shares - basic	63,901	61,944
Dilutive effect of stock compensation	988	268
Weighted-average common shares - diluted	64,889	62,212

SELECTED ANNUALIZED RATIOS
Return on average assets	1.11%	0.97%
Return on average common equity	11.31	9.63
Net interest income to average earning assets (1)	3.67	3.58

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Six Months Ended
	June 30,
	2017	2016
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$12,183	$11,517
Earning assets	28,036	26,063
Total assets	30,135	28,164
Non-interest-bearing demand deposits	10,710	9,838
Interest-bearing deposits	15,030	14,151
Total deposits	25,740	23,989
Shareholders' equity	3,114	2,991

Period-End Balance:
Loans	$12,512	$11,584
Earning assets	28,084	26,789
Goodwill and intangible assets	661	662
Total assets	30,206	28,976
Total deposits	25,614	24,287
Shareholders' equity	3,224	3,137
Adjusted shareholders' equity (1)	3,173	2,855

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$149,558	$149,714
As a percentage of period-end loans	1.20%	1.29%

Net charge-offs:	$19,865	$23,834
Annualized as a percentage of average loans	0.33%	0.42%

Non-performing assets:
Non-accrual loans	$86,413	$85,130
Restructured loans	1,696	1,946
Foreclosed assets	2,041	2,375
Total	$90,150	$89,451
As a percentage of:
Total loans and foreclosed assets	0.72%	0.77%
Total assets	0.30	0.31

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.81%	11.90%
Tier 1 Risk-Based Capital Ratio	13.59	12.73
Total Risk-Based Capital Ratio	15.65	14.36
Leverage Ratio	8.61	8.13
Equity to Assets Ratio (period-end)	10.67	10.82
Equity to Assets Ratio (average)	10.33	10.62

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).